Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Brinx Resources Ltd. (the "Company") on Form 10-Q for the quarter ended January 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ken Cabianca, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ken Cabianca
Ken Cabianca
President and Acting Chief Financial Officer
Principal Executive and Financial Officer

Date: March 16, 2015